Exhibit 10.24.8
AMENDMENT NUMBER 7 TO THE
METLIFE AUXILIARY MATCH PLAN
(Amended and Restated, Effective January 1, 2008)

The MetLife Auxiliary Match Plan (the “Plan”) is hereby amended, effective as of April 7, 2021, as follows:
I.    Section 2.19 shall be replaced with the following:
2.19    “Termination of Employment” means the Participant's death, retirement or other termination of employment sufficient to constitute a “separation from service” within the meaning of Code section 409A(a)(2)(A)(i) and Treasury Regulation section 1.409A-l(h)(l). In addition, a Participant shall be treated as having experienced a Termination of Employment as of the twenty-four-month anniversary in which she or he commenced receiving disability benefits (both long-term and short-term) under the Company's disability plans. A Participant who, in connection with the sale of Metropolitan Property and Casualty Insurance Company to Farmers Group, Inc. that was effective as of April 7, 2021 (the “MPC Closing Date”), had his or her employment transferred to Farmers Group, Inc. or any subsidiary or affiliate thereof, shall be deemed to have a Termination of Employment as of that date.
II.    Section 10.2 shall be amended by adding the following a Subsection (f) thereof:
(f)    Pursuant to Treasury Regulation section 1.409A-3(j)(4)(ix)(B), and notwithstanding any provision of the Plan to the contrary, (1) effective as of the MPC Closing Date (as defined in Section 2.19) the Plan shall be liquidated and terminated with respect to (x) each Participant who is employed by Metropolitan Property and Casualty Insurance Company as of both the MPC Closing Date and the following day and (y) each Participant who is an employee of MetLife Group, Inc. who receives an offer of employment with Farmers Group, Inc. or any subsidiary or affiliate thereof as of the MPC Closing Date, and (2) within 12 months of the MPC Closing Date and on such date or dates as shall be determined by the Plan Administrator, the entire accrued benefit of each such Participant under the Plan shall be fully paid to such Participant.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and behalf this _7th__ day of __April___, 2021, by its officer thereunto duly authorized.
Metropolitan Life Insurance Company
By: __/s/ Andrew Bernstein__________
ATTEST: _/s/ Celia Donald__________